UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

SECURED INVESTMENT RESOURCES FUND, L.P. II

(Exact name of Registrant as specified in its charter)

Kansas	000-14542	48-0979566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 S. Los Robles Ave., Suite 200 Pasadena, CA 9110	(626) 585-5920
(Address of principal executive offices)	(Registrant’s telephone number)

4200 Blue Ridge Blvd., Ste. LH-06, Kansas City, Missouri 64133
(Former Name or Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

Effective February 29, 2008, the registrant has distributed its interests in its operating limited partnerships to the registered holders of the registrant, as a distribution-in-kind of such property.

As a result, registered holders of units in the Partnership will hold the same number of units in two (2) additional partnerships: Everest SIR 2 Properties, LP, a Delaware limited partnership, and Sunwood Village Joint Venture, Limited Partnership, a Nevada limited partnership.

Each of the distributed partnerships is exempt from requirements to register, pursuant to Rule 12g-1 and Rule 12g-3(a)(1) under the Securities Exchange Act of 1934.

The registrant intends to liquidate and dissolve, and to deregister as a result of such dissolution.

Item 9.01.	Financial Statements and Exhibits.

99.1	Form of Letter to Unit Holders dated March 5, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED INVESTMENT RESOURCES FUND, L.P. II
By: Millenium Management, LLC, General Partner
By:	/s/ W. Robert Kohorst
W. Robert Kohorst,
President

Date: March 5, 2008